SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549

                           ___________


                          AMENDMENT NO.1

                                TO

                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event Reported) June 28, 1996
                                                 -------------

                  Eastco Industrial Safety Corp.
                  ------------------------------
        (Exact name of registrant as specified in charter)


         New York                  0-8027                    11-1874010
         --------                  ------                    ----------
(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)                File Number)                 Identification
                                                              Number)


        130 West 10th Street, Huntington Station, NY     11746
        ------------------------------------------------------
        (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (516) 427-1802
                                                   --------------------------

_____________________________________________________________________________
     (Former name or former address, if changed since last report.)

Item 5.   Other Events.

     On June 28, 1996 the Company consummated a private placement pursuant to which it issued 3,990,000 shares for total gross proceeds to the Company of $598,500. Royce Investment Group, Inc. (the "Placement Agent") acted as Placement Agent for this placement pursuant to a letter of intent in which the Company is to file a registration statement with the Securities and Exchange Commission for a proposed standby rights offering.

     Pursuant to the letter of intent the Company, subject to the approval by the Company's shareholders of a one-for-ten reverse split of its presently outstanding Common Stock, will effectuate a rights offering ("Rights Offering") to its Common Stock holders. The proposal for the reverse split is expected to be submitted to the Company's shareholders within the next sixty (60) days. The Rights Offering is intended to yield gross proceeds to the Company of approximately $3,500,000 with the number of units (the "Public Units") and the precise ratio of rights (the "Rights") to be distributed is to depend in part upon the amount of Common stock outstanding, the extent of the reverse stock split described above, and the actual price per Public Unit. The price per Public Unit will be set at approximately 70% of the average closing bid price of the Company's Common Stock on NASDAQ for the ten (10) business days preceding the Effective Date of the registration statement to be filed with the Securities and Exchange Commission.

     Upon the effectiveness of the Public Offering, the Company will issue to each then holder of the Company's Common Stock (the "Holders") certain non-transferrable rights to purchase Public Units. Each Public Unit will consist of one share of Common Stock and one redeemable Common Stock Redeemable Purchase Warrant (the "Warrants"). Each Holder is presently expected to receive a proportionate number of Rights. Each one Right will be to purchase one Public Unit. The Warrants will be exercisable for a period of three (3) years from the Effective Date at 125% of the price at which the Public Units are to be offered to shareholders, will be redeemable commencing eighteen (18) months after the Effective Date at $.01 per Warrant on terms to be mutually agreed upon by the Company and the Placement Agent and will contain anti-dilution provisions.

     The Company will enter into a Standby Agreement with Royce Investment Group, Inc. ( "Royce") who will act as the standby underwriter ready to purchase all of the Public Units which are not subscribed for pursuant to the aforementioned Rights Offering (and the Optional Units described below). In the event that the unsubscribed Public Units to be purchased by Royce are less than $1,500,000, certain additional optional units, herein referred to as the Optional Units, will be registered for sale so that Royce will have the option to purchase a minimum of $1,500,000 of Public Units.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                              EASTCO INDUSTRIAL SAFETY CORP.


Date: September 19, 1996           By: /s/ ANTHONY P. TOWELL
                                  _____________________________
                                  Anthony P. Towell - Secretary